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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement No. 333-55988 on Form S-3 of Corel Corporation, dated March 16, 2001, of our report dated January 26, 2001 relating to the consolidated financial statements of Corel Corporation which is incorporated by reference in the Annual Report on Form 10-K of Corel Corporation for the year ended November 30, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP                        Ottawa, Canada
Chartered Accountants                             March 16, 2001